UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2010 (June 28, 2010)

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Mr. Todd A. Abbott

On June 3, 2010, Avaya Inc. (the “Company”) announced that Todd A. Abbott will step down as Senior Vice President, Global Sales & Marketing and President, Field Operations, effective June 14, 2010.

Following that announcement, on July 1, 2010, the Company and Mr. Abbott executed a Separation Agreement and General Release (the “Separation Agreement”) outlining the terms and conditions regarding his termination of employment. Pursuant to the Separation Agreement, Mr. Abbott will continue service as a non-executive employee of the Company until the earlier of September 30, 2010 or the date that Mr. Abbott accepts employment at another employer (the “Termination Date”). As consideration for executing his Separation Agreement and complying with its terms, the Company has agreed to:

(i) continue to pay Mr. Abbott his base salary up to and including the Termination Date;

(ii) make a cash payment of payment of $1,750,000, less withholdings required in accordance with applicable law, paid in three installments as follows: the first payment of $1,000,000 payable within 30 days from the Termination Date; a second payment of $150,000 payable within 6 months from the Termination Date; and, a third payment of $600,000 payable within 12 months from the Termination Date, with each payment expressly conditioned on Mr. Abbott satisfying certain obligations set forth in the Separation Agreement;

(ii) make a cash payment in an amount equal to Mr. Abbott’s accrued and unused vacation for fiscal year 2010; and

(iii) continue to provide coverage to Mr. Abbott under the Avaya Inc. Medical Expense Plan and the Avaya Inc. Dental Expense Plan for a period up to three (3) months after the month of the Termination Date.

As consideration for amounts payable to Mr. Abbott under the Separation Agreement, Mr. Abbott has agreed, among other things, to provisions regarding non-competition, non-solicitation of customers and employees, non-disparagement and a general release of the Company from any other amounts that might otherwise be payable to Mr. Abbott, including but not limited to amounts that may otherwise be payable under the terms of any Company separation plan.

The preceding summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement attached as Exhibit 10.1 as though it was fully set forth herein.

Compensatory Arrangements of James M. Chirico, Jr.

On June 3, 2010, the Company announced that James M. Chirico, Jr. has been appointed as Executive Vice President, Business Operations effective June 14, 2010. In connection with Mr. Chirico’s appointment, on June 28, 2010 the Compensation Committee of the Board of Directors (the “Board”) of the Company approved the following fiscal 2010 compensation arrangements:

Annual Base Salary:	$625,000
Target Annual Cash Bonus Award (1):	85% of Annual Base Salary
Restricted Stock Units (RSUs) (2):	75,000 RSUs, vesting equally on the first and second anniversaries of the grant date

(1)	Subject to the terms and conditions of the Avaya Inc. Short Term Incentive Plan (filed with the Securities and Exchange Commission (“SEC”) on December 23, 2009 as Exhibit 10.14 to the Company’s Registration Statement on Form S-4 (Registration No. 333-163998)).
(2)	The grant date of the RSUs will be July 1, 2010 and the exercise price for the stock options will be $3.00 per share. The RSU grant is subject to the terms and conditions of the Sierra Holdings Corp. Amended and Restated 2007 Equity Incentive Plan (the “2007 LTIP”) (filed with the SEC as Exhibit 10.2 hereto) and the provisions of Sierra Holdings Corp. Amended and Restated 2007 Equity Incentive Plan Restricted Stock Unit Award Agreement (a form of which is filed with the SEC as Exhibit 10.3 hereto).

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated as of July 1, 2010, between Avaya Inc. and Todd Abbott

10.2	Sierra Holdings Corp. Amended and Restated 2007 Equity Incentive Plan

10.3	Form of Sierra Holdings Corp. Amended and Restated 2007 Equity Incentive Plan Restricted Stock Unit Award Agreement

10.4	Form of Sierra Holdings Corp. Amended and Restated 2007 Equity Incentive Plan Stock Option Award Agreement for Senior Vice Presidents and Vice Presidents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: July 1, 2010	By:	/S/ PAMELA F. CRAVEN
	Name:	Pamela F. Craven
	Title:	Chief Administrative Officer